Exhibit 99.7

Citigroup Inc.
NZD 150,000,000 7.825% Notes due May 2012
Under the
Programme for the issuance of
Medium Term Notes, Series M

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1	Issuer:	Citigroup Inc.
2	Status of the Notes:	Senior
3	Specified Currency:	New Zealand dollars (“NZD”)
4	Aggregate Principal Amount:	NZD 150,000,000
5	Issue Date:	18 May 2007
6	Issue Price:	100.00%
7	Specified Denominations:	Minimum denominations of NZD 100,000 and multiples of NZD 100,000 subject to a minimum subscription price of at least NZD 500,000 for New Zealand residents.
8	Interest:	Interest bearing
	(i) Interest Rate:	7.825% per annum
	(ii) Interest Payment Dates:	Each 18 May and 18 November beginning on 18 November 2007 and ending on the Maturity Date
	(iii) Interest Period End Dates:	Interest Payment Dates (without adjustment for the Applicable Business Day Convention)
	(iv) Day Count Fraction:	Actual/365
9	Applicable Business Day Convention:	Following Business Day Convention
10	Business Days:	Auckland and Wellington
11	Maturity Date:	18 May 2012
12	Maturity Redemption Amount:	Outstanding Principal Amount
13	Early Redemption:	Notes may be redeemed at the option of the Issuer for taxation reasons.
14	Early Redemption Date:	The redemption date specified in a notice delivered in accordance with the Conditions
15	Early Redemption Amount:	Outstanding Principal Amount
16	Early Redemption Amount (Default):	Outstanding Principal Amount
17	Events of Default:
	(a) Early Termination Amount:	Outstanding Principal Amount
18	ISIN:	NZCPRDT001C3
19	Common Code:	030150546
20	Clearing Systems:	Austraclear New Zealand Euroclear Clearstream